PROMISSORY NOTE

$1,000,000.00	March 11, 2008

FOR VALUE RECEIVED, the undersigned, PURPLE BEVERAGE COMPANY, INC., a Nevada corporation ("Debtor"), promises to pay to the order of GRQ CONSULTANTS, INC., a Florida corporation, or its successors or assigns ("Lender"), on the sooner of April 25, 2008, or within five days of receipt by the Debtor of funds in excess of One Million Dollars from exercise of Warrants issued by Debtor on December 12, 2007 as such Warrants may have been amended or pursuant to the original terms of the Warrants ("Maturity Date") at 551 Fifth Avenue, Suite 1601, New York, New York 10176, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00), together with interest on the unpaid principal balance of this Note from the date hereof until paid at five percent (5%) per annum. In the event of Debtor's default hereunder, interest on amounts past due pursuant to this Note shall be paid at a rate of eighteen percent (18%) per annum. Interest shall be computed on the basis of a 360-day year.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Debtor agrees to pay reasonable attorney’s fees and expenses of collection.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

PURPLE BEVERAGE COMPANY, INC.

By: /s/Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

ATTEST:

/s/Michael Coffin